Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 33-33012) of our report dated September 26, 1996 which appears on page 21 of the fiscal 1996 Annual Report to Shareholders of U.S. Global Investors, Inc., which is incorporated by reference in U.S. Global Investors, Inc. Annual Report on Form 10-K for the year ended June 30, 1996.





PRICE WATERHOUSE LLP
San Antonio, Texas
April 22, 1997